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                                                                   Exhibit 10.19

                           LOAN MODIFICATION AGREEMENT

    This Loan Modification Agreement ("this Agreement") is made as of January 30, 1998 between FlexInternational Software, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

    1. Reference is made to: (i) that certain letter agreement dated April 30, 1997 (the "Letter Agreement") between the Borrower and Fleet National Bank, (ii) that certain $2,000,000 face principal amount promissory note dated April 30, 1997 (the "1997 Revolving Note") made by the Borrower and payable to the order of the Bank, (iii) that certain Accounts Receivable Security Agreement dated April 30, 1997 (the "AR Security Agreement") given by the Borrower to Fleet National Bank and (iv) that certain $5,000,000 face principal amount promissory note of even date herewith (the "1998 Revolving Note"). The Letter Agreement, the AR Security Agreement and the 1998 Revolving Note are hereinafter collectively referred to as the "Financing Documents".

    2. The Letter Agreement is hereby amended, effective as of the date hereof:

    a. By deleting in its entirety clause (i) of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

        "(i) that certain $5,000,000 face principal amount promissory note (the "Revolving Note") dated January 30, 1998 made by the Borrower and payable to the order of the Bank,"

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1998 Revolving Note.

    b. By deleting in its entirety clause (i) of the fourth sentence of Section
1.2 of the Letter Agreement and by substituting in its stead the following:

        "(i) four (4%) percent per annum plus"

    c. By inserting into the eighth sentence of Section 1.2 of the Letter Agreement, immediately after the words "immediately available funds", the following:

        "in lawful currency of the United States"

    d. By deleting from the eighth sentence of Section 1.2 of the Letter Agreement, the words "75 State Street, Boston, MA 02109" and by substituting in their stead the following:


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        "One Federal Street, Boston, MA 02110"

    e. By deleting the number "365" appearing in the last sentence of Section
1.2 of the Letter Agreement and by replacing it with the number "360".

    f. By deleting from clause (i) of the first sentence of Section 1.5 of the Letter Agreement the amount $2,000,000 and by substituting in its stead the following:

        "$5,000,000"

    g. By deleting from the first sentence of clause (i) of Section 3.6 of the Letter Agreement the words "120 days" and substituting in their stead the following:

        "90 days"

    h. By deleting in its entirety Section 2.1(b) of the Letter Agreement and substituting in its stead the following:

        "(b) At the date of this letter agreement, no person is known by the Borrower to own (based on records as of the date hereof unless otherwise indicated in item 2.1(b)), of record or beneficially, 5% or more of the outstanding shares of any class of capital stock of the Borrower, except as set forth on item 2.1(b) of the attached Disclosure Schedule."

    i. By deleting in their entirety Sections 3.7, 3.8 and 3.9 of the Letter Agreement and substituting in their stead the following:

        "3.7. CAPITAL BASE. The Borrower will maintain as at the end of each fiscal quarter (commencing with its results as at December 31, 1997) a consolidated Capital Base of not less than the then-effective Capital Base Requirement. The Capital Base Requirement will be deemed to be have been $2,300,000 as at September 30, 1997 and as at the last day of each fiscal quarter thereafter (December 31, 1997 and each such subsequent fiscal quarter-end being hereinafter referred to as a 'Determination Date'), the Capital Base Requirement will be deemed to become an amount equal to the sum of: (i) that Capital Base Requirement which had been in effect at the last day of the immediately preceding fiscal quarter, plus
        (ii) 75% of the net proceeds of any equity securities sold by the Borrower during the fiscal quarter ending at such Determination Date, plus (iii) 75% of the consolidated Net Income of the Borrower and Subsidiaries during the fiscal quarter ending at such Determination Date (but without giving effect to any Net Income which is less than zero for any such fiscal quarter).

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        3.8. PROFITABILITY. The Borrower will achieve quarterly Net Income of at least $400,000 for its fiscal quarter ending December 31, 1997 and for each fiscal quarter thereafter. The Borrower will achieve an annual Net Income of at least $2,000,000 for its fiscal year ending December 31, 1998.

        3.9. LIQUIDITY. The Borrower will maintain as at the end of each fiscal quarter of Borrower (commencing with December 31, 1997) a Quick Ratio which shall be not less than 2.0 to 1. As used herein, 'Quick Ratio' means the ratio of (x) Net Quick Assets of the Borrower and Subsidiaries to (y) consolidated Current Liabilities of the Borrower and Subsidiaries."

    j. By deleting the period at the end of the first sentence of Section 6.3 of the Letter Agreement and by substituting in its stead the following:

        "provided, however, that for each calendar quarter (or partial calendar quarter) commencing on or about January 30, 1998, said quarterly facility fee (payable as aforesaid) will be $6,250."

    k. By deleting from Section 6.6 of the Letter Agreement the words "Thomas W. Davies, Vice President, 75 State Street, Boston, MA 02109" and by substituting in their stead the following:

        "Lucie Burke, Vice President
        One Federal Street
        Boston, MA 02110"

    l. By inserting in Section 7.1 of the Letter Agreement, immediately after the definition of "Business Day", the following definition:

        'Capital Base' - At any time, the sum of (i) the consolidated Tangible Net Worth of the Borrower and Subsidiaries then existing, plus (ii) the principal amount of the Subordinated Debt of the Borrower then outstanding."

    m. By deleting from the definition of "Expiration Date" the words "June 1, 1998" and by substituting in their stead the following:

        "April 1, 1999"

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    n. By deleting from clause (x) of the definition of "Maximum Revolving
Amount", appearing in Section 7.1 of the Letter Agreement the amount "$2,000,000" and by substituting in its stead the following:

        "$5,000,000"

    o. By inserting the following sentence after the first sentence in the definition of "Qualified Receivables", appearing in Section 7.1 of the Letter
Agreement:

        "Notwithstanding the foregoing, the Bank will also include in Qualified Receivables a Receivable from Skandinaviska Enskilda Banken which meets all the criteria set forth in the first and last sentences of this definition, other than the location of the customer."

    p. By inserting in Section 7.1 of the Letter Agreement, immediately after the definition of "Receivables", the following definition:

        "Subordinated Debt" - Any Indebtedness of the Borrower which is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by the Borrower to the Bank."

    3. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

    4. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1998 Revolving Note, in substitution for the 1997 Revolving Note. The 1998 Revolving Note is a $5,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1998 Revolving Note.

    5. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

    a. The execution, delivery and performance of this Agreement and the 1998 Revolving Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default

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on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

    b. The Borrower has duly executed and delivered each of this Agreement and the 1998 Revolving Note.

    c. Each of this Agreement and the 1998 Revolving Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

    d. The statements, representations and warranties made in the Letter Agreement and/or in the AR Security Agreement continue to be correct as of the date hereof, except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

    e. Giving effect to the amendments contained in this Agreement, the covenants and agreements of the Borrower contained in the Letter Agreement and/or in the AR Security Agreement have been complied with on and as of the date hereof.

    f. Giving effect to the amendments contained in this Agreement, no event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

    g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the financial statements of the Borrower heretofore most recently furnished to the Bank.

    6. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

    7. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

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    Executed, as an instrument under seal, as of the day and year first above written.

                                       FLEXIINTERNATIONAL SOFTWARE, INC.

                                       By: /s/STEFAN R. BOTHE
                                          --------------------------------
                                           Name:
                                           Title:

Accepted and agreed:
FLEET NATIONAL BANK


By: /s/LUCIE BURKE
   ----------------------------
    Name: Lucie Burke
    Title:   VP

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                                                                       EXHIBIT 1

                                 PROMISSORY NOTE

$5,000,000.00                                         Boston, Massachusetts
                                                      January ___, 1998

    FOR VALUE RECEIVED, the undersigned FlexiInternational Software, Inc., a Delaware corporation (the "Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Five Million and 00/100 ($5,000,000.00) Dollars or such portion thereof as may have been advanced by the Bank or may hereafter be advanced by the Bank pursuant to ss.1.2 of that certain letter agreement dated April 30, 1997 between the Bank and the Borrower, as amended (as so amended, the "Letter Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder.

    Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times be equal to the Prime Rate as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law). A change in the aforesaid rate of interest shall become effective on the same day on which any change in the Prime Rate is effective. Overdue Principal and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means the variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

    All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under ss.5.2 of the Letter Agreement or (ii) April 1, 1999. The Borrower may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty. Under

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certain circumstances set forth in the Letter Agreement, prepayments of
Principal may be required.

    Payments of both Principal and interest shall be made, in immediately available funds in lawful currency of the United States, at the office of the Bank located at One Federal Street, Boston, Massachusetts 02110, or at such other address as the Bank may from time to time designate.

    The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Revolving Loan (as defined in the Letter Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

    The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys= fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

    This note is the Revolving Note referred to in the Letter Agreement and it amends and restates in its entirety that certain Promissory Note dated April 30, 1997 in the original principal amount of $2,000,000 issued by Borrower to the Bank. This note is secured by, and is entitled to the benefit of, the Security Agreement (as defined in the Letter Agreement). This note is subject to prepayment as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

      THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS

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NOTE AND TO MAKE THE REVOLVING LOANS AS CONTEMPLATED IN THE LETTER AGREEMENT.

    Executed, as an instrument under seal, as of the day and year first above written.

                                       FLEXIINTERNATIONAL SOFTWARE, INC.

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

Accepted and agreed:
FLEET NATIONAL BANK


By:
   -----------------------------------
    Name:
    Title: